EXHIBIT 99.906 CERT

Exhibit 12(b)

Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

Rocco Macri, Director and President, and Susan G. Leber, Director, Treasurer and Principal Financial Officer of W.P. Stewart & Co. Growth Fund, Inc. (the “Fund”), with respect to the Form N-CSR for the period ended 6/30/09, as filed with the Securities and Exchange Commission, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to the best of his or her knowledge:

1.     The N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date:	September 3, 2009

By:	/s/ Rocco Macri
Rocco Macri
Director and President W.P. Stewart & Co. Growth Fund, Inc.

By:	/s/ Susan G. Leber
Susan G. Leber
Director, Treasurer and Principal Financial Officer W.P. Stewart & Co. Growth Fund, Inc.

A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is furnished as an exhibit solely pursuant to Item 12(b) of Form N-CSR and is not deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Registrant specifically incorporates this certification by reference.